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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-93266 on Form S-8 and Registration Statement No. 33-17205 on Form S-3 of our report dated September 15, 1997 (October 3 with respect to Note 12) appearing in this Annual Report on Form 10-KSB of the California Culinary Academy, Inc. for the years ended June 30, 1997 and 1996.



/s/ Deloitte and Touche LLP

San Francisco, California
October 13, 1997




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